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                 BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

                         2002 Annual Report on Form 10-K

                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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                                                     State or Country                    Percent Voting
        Subsidiary                                   of Incorporation                Stock/Interests Owned
        ----------                                   ----------------               -----------------------

Briggs & Stratton AG                                 Switzerland                               100%

Briggs & Stratton Australia Pty. Limited             Australia                                 100%

Briggs & Stratton Austria GmbH                       Austria                                   100%

Briggs & Stratton Canada Inc.                        Canada                                    100%

Briggs & Stratton CZ, s.r.o.                         Czech Republic                            100%

Briggs & Stratton France, S.A.R.L.                   France                                    100%

Briggs & Stratton Germany GmbH                       Germany                                   100%

Briggs & Stratton International, Inc.                Wisconsin                                 100%

Briggs & Stratton International Sales Corp.          Virgin Islands                            100%

Briggs & Stratton Mexico S.A. de C.V.                Mexico                                    100%

Briggs & Stratton Netherlands B.V.                   Netherlands                               100%

Briggs & Stratton New Zealand Limited                New Zealand                               100%

Briggs & Stratton RSA (Pty.) Ltd.                    South Africa                              100%

Briggs & Stratton Sweden AB                          Sweden                                    100%

Briggs & Stratton Tech, LLC                          Wisconsin                                 100%

Briggs & Stratton U.K. Limited                       United Kingdom                            100%

BSD, Inc.                                            Wisconsin                                 100%

Generac Portable Products, LLC                       Delaware                                  100%

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